UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2007
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Effective March 16, 2007, James M. Hinton resigned his position as Senior Vice President-Real Estate Investments of Camden Property Trust (the “Company”). In connection with his resignation, the Company and Mr. Hinton entered into a Separation Agreement and General Release, dated as of March 16, 2007. A copy of such agreement is attached as Exhibit 99.1 and incorporated herein by reference.
     The Company’s Guidelines on Governance provide, as a general matter, non-employee trust managers will not stand for election to a new term of service at any annual meeting following their 75th birthday. As a result of this practice, George A. Hrdlicka is retiring from the board effective as of the time of the 2007 annual meeting of shareholders scheduled to occur on May 1, 2007. At such time, the size of the board will be reduced to nine members, although the Company may add an additional member to the board in the future.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Separation Agreement and General Release, dated as of March 16, 2007, between Camden Property Trust and James M. Hinton.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 22, 2007

CAMDEN PROPERTY TRUST
By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Separation Agreement and General Release, dated as of March 16, 2007, between Camden Property Trust and James M. Hinton.